EXHIBIT 16.1

RBSM LLP
5 West 37th Street
9th Floor
New York, NY 10018
212.868.3669
212.868.3498/Fax

August 12, 2011

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Electric Car Company, Inc., which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K/A, as part of Electric Car Company. Inc.'s Form 8-K/A report dated August 11, 2011. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ RBSM LLP

_____________________

RBSM LLP